Exhibit 99.2

Risk factors

Risks relating to our business

Unfavorable publicity or consumer perception of our products and any similar products distributed by other companies could have a material adverse effect on our business.

We believe the nutritional supplement market is highly dependent upon consumer perception regarding the safety, efficacy and quality of nutritional supplements generally, as well as products distributed specifically by us and by other companies. Consumer perception of our products can be significantly influenced by scientific research or findings, national media attention and other publicity regarding the consumption of nutritional supplements. There can be no assurance that future scientific research, findings or publicity will be favorable to the nutritional supplement market or any particular product, or consistent with earlier favorable research, findings or publicity. Future research reports, findings or publicity that are perceived as less favorable or that question such earlier research reports, findings or publicity could have a material adverse effect on the demand for our products and our business, results of operations, financial condition and cash flows. Because of our dependence upon consumer perceptions regarding the safety, efficacy and quality of nutritional supplements in general and our products specifically, adverse scientific research reports, findings or publicity, whether or not accurate, associated with illness or other adverse effects resulting from the consumption of nutritional supplements in general, our products or any similar products distributed by other companies, that questions the safety, efficacy or benefits of our or similar products or that claims that any such products are unsafe or ineffective, could have a material adverse effect on us, the demand for our products, and our business, results of operations, financial condition and cash flows. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed.

Complying with new and existing government regulation, both in the U.S. and abroad, could increase our costs significantly and adversely affect our financial results.

The processing, formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products are subject to regulation by several U.S. federal agencies, including the Food and Drug Administration, or FDA, the Federal Trade Commission, or FTC, the Consumer Product Safety Commission, the Department of Agriculture and the Environmental Protection Agency, as well as various state, local and international laws and agencies of the localities in which our products are sold, including the Food Standards Agency and the Department of Health in the United Kingdom and similar regulators in Ireland and the Netherlands. Government regulations may prevent or delay the introduction or require the reformulation of our products. Some agencies, such as the FDA, could require us to remove a particular product from the market, delay or prevent the import of raw materials for the manufacture of our products, or otherwise disrupt the marketing of our products. Any such government actions would result in additional costs to us, including lost revenues from any additional products that we are required to remove from the market, any of which could be material. Any such government actions could also lead to liability, substantial costs and reduced growth prospects. Moreover, there can be no assurance that new laws or regulations imposing more stringent regulatory requirements on the dietary supplement industry will not be enacted or issued.

The FTC regulates, among other things, sales promotions for dietary supplement products, including promotional offers of savings compared to “regular” prices. The National Advertising

Division, or NAD, of the Council of Better Business Bureaus oversees an industry-sponsored self-regulatory system that permits competitors to resolve disputes over advertising claims, including promotions for savings off of regular prices. The NAD has no enforcement authority of its own, but may refer promotions that the NAD views as violating FTC guides or rules to the FTC for further action. On April 6, 2005, we received a letter from the NAD notifying us that the NAD was inquiring about certain product promotions as the result of a competitor’s challenge. We participated fully in the NAD inquiry, and the NAD published its decision on August 25, 2005. We do not anticipate that this decision will result in significant changes to our product promotions. If significant changes are required at some time in the future, these changes could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We are currently subject to FTC consent decrees and a U.S. Postal Service consent order, prohibiting certain advertising claims for certain of our products. Violations of these orders could result in substantial monetary penalties, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Additional or more stringent regulations of dietary supplements and other products have been considered from time to time. Such developments could require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, adverse event reporting or other new requirements. Any such developments could increase our costs significantly. For example, legislation was pending in Congress in 2004 to impose substantial new regulatory requirements for dietary supplements including adverse event reporting, postmarket surveillance requirements, FDA reviews of dietary supplement ingredients, safety testing and records inspection, and key members of Congress and the dietary supplement industry indicated that they reached an agreement to support legislation requiring adverse event reporting. Legislation has been introduced in 2005 to impose a risk/benefit standard for assessing the safety of dietary supplements and to require manufacturers who sell dietary supplements containing stimulants on military installations to report serious adverse events for the products to the FDA. If enacted, such legislation would raise our costs and negatively impact our business. In addition, we expect that the FDA soon will issue final rules on Good Manufacturing Practice creating new requirements for manufacturing, packaging, or holding dietary ingredients and dietary supplements, which will apply to the products we manufacture. We may not be able to comply with the new rules without incurring additional expenses, which could be significant. See “Business—Government regulation” for additional information.

In Europe, the enactment of legislation that could significantly impact the formulation and marketing of our products is anticipated. For example, in accordance with the Nutritional Supplements Directive, maximum safe levels for vitamin and mineral supplements are likely to be introduced shortly. European legislation regulating food supplements other than vitamins and minerals is also expected to be introduced by 2007. The introduction of these anticipated legislations could require us to reformulate our existing products to meet the new standards and, in some cases, may lead to some products being discontinued.

It is also anticipated that the Nutrition and Health Claims Regulation will be implemented in 2006. Once enacted, this legislation will harmonize the types of claims that can be made for foodstuffs (including supplements) in Europe. Although this Regulation will assist in making the European market more accessible, it will also introduce a number of prohibitions which will impact the claims that can be made for our products. In particular, certain claims will be prohibited unless certain conditions are met and, in certain circumstances, prior approval of the claims will be required. It is also anticipated that the legislation will prohibit certain claims for general well-being, behavioral functions and weight-loss.

In addition, an EU Directive governing product safety came into force at the beginning of 2004 and has been or is about to be implemented in the U.K., Ireland and the Netherlands. This legislation requires manufacturers to notify regulators as soon as they know that a product is unsafe and gives regulators in each European member state the power to order a product recall and, if necessary, instigate the product recall themselves. As a result, the number of product recalls in Europe has increased substantially and, as a result, the likelihood that we will be subject to a product recall in Europe has increased. A product recall of any of our products in Europe could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We may be exposed to legal proceedings instigated by regulators abroad which could increase our costs and adversely affect our reputation, turnover and operating income.

In Europe, non-compliance with relevant legislation can result in regulators bringing administrative or, in some cases, criminal proceedings. In the U.K., it is common for regulators to prosecute retailers and manufacturers for non-compliance with legislation governing foodstuffs and medicines. Failures by us or our subsidiaries to comply with applicable legislation could occur from time to time and prosecution for any such violations could have a material adverse effect on our business, results of operations, financial condition and cash flows. See “Business—Government regulation.”

We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income.

As a retailer, marketer and manufacturer of products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of vitamins, minerals, herbs and other ingredients that are classified as foods or dietary supplements and in most cases are not necessarily subject to pre-market regulatory approval in the U.S. Our products could contain contaminated substances, and some of our products contain innovative ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. In addition, some of the products we sell are produced by third-party manufacturers. As a marketer of products manufactured by third parties, we may also be liable for various product liability claims for products we do not manufacture. We have been in the past, and may in the future, be subject to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. For example, we have been named in certain pending cases involving the sale of certain nutrition bars, products that contain certain Prohormone ingredients and our sales of products containing ephedra. See “Business—Legal proceedings.” A product liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which in turn could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Insurance coverage, even where available, may not be sufficient to cover losses we may incur.

Our business exposes us to the risk of liabilities arising out of our operations. For example, we may be liable for claims brought by users of our products or by employees, customers or other third parties for personal injury or property damage occurring in the course of our operations. We seek to minimize these risks through various insurance contracts from third-party insurance carriers. However, our insurance coverage is subject to large individual claim deductibles, individual claim and aggregate policy limits, and other terms and conditions. We retain an insurance risk for the deductible portion of each claim and for any gaps in insurance coverage. We do not view insurance, by itself, as a material mitigant to these business risks.

Our estimate of retained-insurance liabilities is subject to change as new events or circumstances develop that might materially impact the ultimate cost to settle these losses. We cannot assure you that our insurance will be sufficient to cover our losses. Any losses that are not completely covered by our insurance could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The insurance industry has become more selective in offering some types of coverage and we may not be able to obtain insurance coverage in the future.

The insurance industry has become more selective in offering some types of insurance, such as product liability, product recall, property and directors and officers’ liability insurance. We were able to obtain these insurance coverages through July 1, 2006 and our current insurance program is consistent with both our past level of coverage and our risk management policies. However, we cannot assure you that we will be able to obtain comparable insurance coverage at favorable terms, or at all, in the future.

If we experience product recalls, we may incur significant and unexpected costs, and our business reputation could be adversely affected.

We may be exposed to product recalls and adverse public relations if our products are alleged to cause injury or illness or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures, which would reduce operating profit and cash flow. In addition, a product recall may require significant management attention. Product recalls may hurt the value of our brands and lead to decreased demand for our products. Product recalls may also lead to increased scrutiny by federal, state or international regulatory agencies of our operations and increased litigation and could have a have a material adverse effect on our business, results of operations, financial condition and cash flows. See “—Complying with new and existing government regulation, both in the U.S. and abroad, could increase our costs significantly and adversely affect our financial results.”

Our operations in international markets expose us to certain risks.

We may experience difficulty entering new international markets due to greater regulatory barriers, the necessity of adapting to new regulatory systems and problems related to entering new markets with different cultural bases and political systems. As of June 30, 2005, we had 609 retail stores outside of the U.S. as well as significant wholesale sales outside of the U.S. For the nine months ended June 30, 2005, approximately 34% of our net sales were generated in international markets. In addition, approximately 50% of Solgar’s net sales for the twelve months ended December 31, 2004 were generated outside of the U.S. These international operations expose us to certain risks, including, among other things:

•                  changes in or interpretations of foreign regulations that may limit our ability to sell certain products or repatriate profits to the U.S.;

•                  exposure to currency fluctuations;

•                  potential imposition of trade or foreign exchange restrictions or increased tariffs;

•                  difficulty in collecting international accounts receivable;

•                  potentially longer payment cycles;

•                  difficulties in enforcement of contractual obligations and intellectual property rights;

•                  national and regional labor strikes;

•                  increased costs in maintaining international manufacturing and marketing efforts;

•                  geographic time zone, language and cultural differences between personnel in different areas of the world; and

•                  political instability.

As we continue to expand our international operations, these and other risks associated with international operations are likely to increase. See “Business—Our strategy” and “Business—Government regulation.”

We may not be successful in our future acquisition endeavors, if any, which may have an adverse effect on our business and results of operations.

We have historically engaged in substantial acquisition activity. We may be unable to identify suitable targets, opportunistic or otherwise, for acquisitions in the future. If we identify a suitable acquisition candidate, our ability to successfully implement the acquisitions would depend on a variety of factors including our ability to obtain financing on acceptable terms and to comply with the restrictions contained in our debt agreements. If we need to obtain our lenders’ consent to an acquisition, they may condition their consent on our compliance with additional restrictive covenants that may limit our operating flexibility. Acquisitions involve risks, including those associated with integrating the operations, financial reporting, disparate technologies and personnel of acquired companies; managing geographically dispersed operations; the diversion of management’s attention from other business concerns; the inherent risks in entering markets or lines of business in which we have either limited or no direct experience; unknown risks; and the potential loss of key employees, customers and strategic partners of acquired companies. We may not successfully integrate any businesses or technologies we may acquire in the future and may not achieve anticipated operating efficiencies and effective coordination of sales and marketing and financial reporting benefits as well as revenue and cost benefits. Acquisitions may be expensive, time consuming and may strain our resources. Acquisitions may negatively impact our results of operations as a result of, among other things, the incurrence of debt.

We are dependent on our executive officers and other key personnel, and we may not be able to pursue our current business strategy effectively if we lose them.

Our continued success will largely depend on the efforts and abilities of our executive officers and certain other key employees. Our ability to manage our operations and meet our business objectives could be adversely affected if, for any reason, such officers or employees do not remain with us.

Two of our customers account for a substantial portion of our revenue, and the loss of one or both of these customers would have a material adverse effect on our results of operations and reduce our ability to service our debt obligations.

Two of the customers of our Wholesale/US Nutrition segment accounted for, individually, more than 10% of that segment’s sales in the nine months ended June 30, 2005. One of those customers accounted for 11% of our Wholesale/US Nutrition segment’s total gross accounts receivable as of June 30, 2005, and the other customer accounted for 10% of our Wholesale/US Nutrition segment’s total gross accounts receivable as of June 30, 2005. We do not have long-term contracts with either customer. One of these customers is primarily a supplier to the other customer; therefore, changes in our business relationship with either customer would likely result in the loss of most of the net sales to both customers. While no one customer represented individually more than 10% of NBTY’s consolidated net sales, the loss of either one of these customers would have a material adverse effect on our Wholesale/US Nutrition segment if we were unable to replace such customer(s). In addition, our results of operations and ability to service our debt obligations would be negatively impacted to the extent that one or both of the customers are unable to make payments or do not make timely payments on outstanding accounts receivables.

We are dependent on certain third-party suppliers.

We purchase from third-party suppliers certain important ingredients and raw materials. The principal raw materials required in our operations are vitamins, minerals, herbs, gelcaps and bottling materials. We purchase the majority of our vitamins, minerals and herbs from bulk manufacturers and distributors in the U.S., Japan, China and Europe. Although raw materials are available from numerous sources, an unexpected interruption of supply or material increases in the price of raw materials, for any reason, such as regulatory requirements, import restrictions, loss of certifications, power interruptions, fires, hurricanes, war or other events could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We rely on our manufacturing operations to produce the vast majority of the nutritional supplements that we sell, and disruptions in our manufacturing system or losses of manufacturing certifications could adversely affect our results of operations.

We manufacture the vast majority of the nutritional supplements that we sell. We currently have manufacturing facilities in New York, California, Florida, New Jersey, Pennsylvania, Georgia and Canada. All of our domestic manufacturing operations are subject to Good Manufacturing Practice regulations, or GMPs, promulgated by the FDA and other applicable regulatory standards. Any significant disruption in our operations at any of these facilities, including any disruption due to any regulatory requirement, could affect our ability to respond quickly to changes in consumer demand and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We operate in a highly competitive industry, and our failure to compete effectively could adversely affect our market share, financial condition and growth prospects.

The vitamin and nutritional supplements industry is a large and growing industry, which is highly fragmented in terms of both geographical market coverage and product categories. The market for vitamins and other nutritional supplements is highly competitive in all of our channels of distribution. We compete with companies which may have broader product lines and/or larger sales volumes than us and our products also compete with nationally advertised brand name products. Most of the national brand companies have resources greater than our resources. Numerous companies compete with us in the development, manufacture and marketing of vitamins and nutritional supplements worldwide. In addition, our North America and European Retail stores compete with specialty vitamin stores, health food stores and other retail stores worldwide. With respect to mail order sales, we compete with a large number of smaller, usually less geographically diverse, mail order and Internet companies, some of which manufacture their own products and some of which sell products manufactured by others. The market is highly sensitive to the introduction of new products which may rapidly capture a significant share of the market. Increased competition from companies that distribute through the wholesale channel could have a material adverse effect on our business, results of operations, financial condition and cash flows as these competitors may have greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities far greater than ours. See “Business—Competition; customers.”

We may not be able to compete effectively in one or all of our markets, and our attempt to do so may require us to reduce our prices, which may result in lower margins. Failure to effectively compete could have a material adverse effect on our market share, business, results of operations, financial condition, cash flows and growth prospects.

Our failure to appropriately respond to changing consumer preferences and demand for new products and services could significantly harm our customer relationships and product sales.

The nutritional supplement industry is characterized by rapid and frequent changes in demand for products and new product introductions. Our failure to accurately predict these trends could negatively impact consumer opinion of us as a source for the latest products, which in turn could harm our customer relationship and cause decreases in our net sales. The success of our new product offerings depends upon a number of factors, including our ability to:

•                  accurately anticipate customer needs;

•                  innovate and develop new products;

•                  successfully commercialize new products in a timely manner;

•                  price our products competitively;

•                  manufacture and deliver our products in sufficient volumes and in a timely manner; and

•                  differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing need of our customers in a timely manner, some of our products could be rendered obsolete, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We are subject to war, sabotage and terrorism risk.

War, sabotage and terrorist attacks or any similar risk may affect our operations in unpredictable ways, including disruptions of the shopping and commercial behavior of our customers, changes in the insurance markets and disruptions of fuel supplies and markets, particularly oil. War and risk of war also have an adverse effect on the economy. Instability in the financial markets as a result of war, sabotage or terrorism could adversely affect our ability to raise capital, as well as adversely affect the retail and vitamin and dietary supplement industries and restrict their future growth.

We may be adversely affected by increased utility and fuel costs.

Increasing fuel costs may adversely affect our results of operations in that consumer traffic to our retail locations may be reduced and the costs of our sales may increase as we incur fuel costs in connection with our manufacturing operations and the transportation of goods from our warehouse and distribution facilities to stores. Also, high oil costs can affect the cost of all raw materials and components and the competitive environment in which we operate may limit our ability to recover higher costs resulting from rising fuel prices.

Our profits may be negatively affected by currency exchange rate fluctuations.

Our assets, earnings and cash flows are influenced by currency fluctuations due to the geographic diversity of our sales and the countries in which we operate, which may have a significant impact on our financial results. For the nine months ended June 30, 2005, 34% of our sales were denominated in a currency other than the U.S. Dollar, and as of June 30, 2005, 27% of our assets and 11% of our total liabilities were denominated in a currency other than the U.S. Dollar. As of June 30, 2005, we had not entered into any hedging arrangements to mitigate our exposure to foreign currency exchange rate risk.

Our inability to protect our intellectual property rights could adversely affect our business.

We own trademarks registered with the U.S. Patent and Trademark Office and many foreign jurisdictions for our Nature’s Bounty®, Vitamin World®, Puritan’s Pride®, Rexall®, Sundown®, Solgar®, MET-Rx®, WORLDWIDE Sport Nutrition®, American Health® trademarks, among others, and with the appropriate U.K., Dutch and Canadian authorities for our Holland & Barrett, GNC (UK), Nature’s Way, De Tuinen, Le Naturiste and SISU trademarks, among others, and have rights to use other names essential to our business. Our policy is to pursue registrations for all trademarks associated with our key products. U.S. registered trademarks have a perpetual life, as long as they are renewed on a timely basis and used properly as trademarks, subject to the rights of third parties to seek cancellation of the trademarks if they claim priority or confusion of usage. We regard our trademarks and other proprietary rights as valuable assets and believe they have significant value in the marketing of our products. We vigorously protect our trademarks against infringement. Our products are generally not subject to patent protection. There can be no assurance that, to the extent we do not have patents or trademarks on our products, another company will not replicate one or more of our products. Further, there can be no assurance that in those foreign jurisdictions in which we conduct business the protection available to the us will be as extensive as the protection available to us in the U.S. See “Business—Trademarks.”

Intellectual property litigation and infringement claims against us could cause us to incur significant expenses or prevent us from manufacturing, selling or using some aspect of our products, which could adversely affect our revenues and market share.

We may be subject to intellectual property litigation and infringement claims, which could cause us to incur significant expenses or prevent us from manufacturing, selling or using some aspect of our products. Claims of intellectual property infringement also may require us to enter into costly royalty or license agreements. However, we may be unable to obtain royalty or license agreements on terms acceptable to us or at all. Claims that our technology or products infringe on intellectual property rights could be costly and would divert the attention of management and key personnel, which in turn could have a material adverse effect on our business, results of operations, financial condition and cash flows.